SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Dividend and Income Fund
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Dividend and Income Fund
11 Hanover Square, 12th Floor
New York, NY 10005
www.DividendandIncomeFund.com

Please vote TODAY using the link to the WHITE voting form!

Dear Shareholder:
Please vote TODAY “FOR” your board’s nominee by telephone or internet using the link to the WHITE voting form. The Annual Meeting of your Fund on June 10, 2020 is fast approaching and we need your support.  If you previously voted on a GREEN form, you can cancel that vote simply by using the link to the WHITE voting form.

ISS Recommends Voting “FOR” on the White Proxy Card
Importantly, on May 29, 2020 Institutional Shareholder Services Inc. (ISS), a leading independent proxy advisory firm, has recommended that their clients vote using the enclosed WHITE voting instruction form “FOR” the Board’s nominee. ISS wrote “A vote FOR the incumbent director nominee on the white proxy card is warranted.”
ISS recommends that you “DO NOT VOTE” on Bulldog’s GREEN form.

We ask for your help to stand up to Bulldog by discarding the Bulldog email and GREEN form.  Please do NOT use or return the GREEN form for any reason. Why?
1. Bulldog is a terrible manager – its so-called “Special Opportunities Fund” has on average lost money for the last 3 years on a price and net asset value basis!  Moreover, Dividend and Income Fund’s price and net asset value returns beat Bulldog’s “Special Opportunities” fund over the year to date, and over the last 1 year, 3 years, and 10 years. Source: Morningstar as of 5/31/2020.
2.  Can you trust Bulldog?  We wrote to you and all Fund shareholders last week pointing out that Bulldog’s May 12, 2020 SEC filing showed it was dumping Fund shares.  Yet, on May 29, 2020, Bulldog wrote the Fund “To repeat, no shares of DNI have been sold this year by Bulldog or by my friends and family.  I urge you to promptly correct the trustees’ misstatement because shareholders would consider it important in determining how their proxies should be voted.” When we stood up to Bulldog and demanded an accounting, Bulldog’s response was “I stand corrected.  We did sell ….”  Oops. Is Bulldog just incompetent with facts and needing “correction,” or is something else going on?
Support Our Fight to Best Serve Your Interests. Your experienced Board is actively engaged to deliver the investment experience you expect. We do not believe that Bulldog is looking out for your best interests. Support your Board’s ongoing efforts to enhance long term shareholder value. Even if you previously voted using the GREEN form, you can cancel that vote simply by using the link to the WHITE voting form TODAY!
With sincere thanks for your continued trust and confidence,
DIVIDEND AND INCOME FUND, Board of Trustees

Roger Atkinson	Jon Tomasson	Peter K. Werner	Thomas B. Winmill

Questions? Please call Georgeson LLC, the Fund’s proxy solicitor, toll free at 800-561-2871